Exhibit 99.2

NEWS RELEASE

FOR IMMEDIATE RELEASE

Popeyes Louisiana Kitchen, Inc. Cancels Fiscal 2016 Earnings Conference Call and Webcast

ATLANTA – February 21, 2017 – Popeyes Louisiana Kitchen, Inc. (NASDAQ: PLKI), the franchisor and operator of Popeyes® restaurants, today announced that in light of its agreement to be acquired by Restaurant Brands International Inc., the Company has cancelled its fiscal 2016 earnings conference call and webcast previously scheduled for February 23, 2017, at 9:00 a.m. Eastern Time. Popeyes will file its fiscal 2016 results and its Annual Report on Form 10-K for its fiscal year 2016, which ended December 25, 2016, on Wednesday, February 22, 2017, after market close.

Corporate Profile

Popeyes Louisiana Kitchen, Inc. is the franchisor and operator of Popeyes® restaurants, the world’s second-largest Quick-Service Restaurant (“QSR”) chicken concept based on number of units. As of December 25, 2016, Popeyes had 2,688 operating restaurants in the United States, three territories, and 25 foreign countries. The Company’s primary objective is to deliver sales and profits by offering excellent investment opportunities in its Popeyes brand and providing exceptional franchisee support systems and services to its owners. Popeyes Louisiana Kitchen, Inc. can be found at www.popeyes.com.

For further information:

Investors: Anita Booe, Investor Relations, Anita.Booe@popeyes.com

Media: Renee Kopkowski, Vice President, Brand Communications, renee.kopkowski@popeyes.com

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